Exhibit 10.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

This First Amendment (this “First Amendment”) to the Second Amended and Restated Business Combination Agreement is made and entered into effective as of November 12, 2021, by and among (i) East Stone Acquisition Corporation, a British Virgin Islands business company (together with its successors, the “Purchaser”), (ii) Navy Sail International Limited, a British Virgin Islands company, in the capacity as the Purchaser Representative under the Business Combination Agreement (the “Purchaser Representative”), (iii) JHD Technologies Limited, a Cayman Islands company (“Pubco”), (iii) Yellow River MergerCo Limited, a British Virgin Islands company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (iv) JHD Holdings (Cayman) Limited, a Cayman Islands company (the “Company”), (v) solely for purposes of Section 10.3 and Articles XII and XIII thereof, as applicable, Double Ventures Holdings Limited, a British Virgin Islands business company (the "Sponsor") and (vi) Yellow River (Cayman) Limited, a Cayman Islands company (the “Primary Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Second Amended and Restated Business Combination Agreement.

WHEREAS, Purchaser, the Purchaser Representative, Pubco, Merger Sub, the Company, the Sponsor and the Primary Seller are parties to that certain Business Combination Agreement made and entered into as of February 16, 2021 (the “Original Agreement”); and

WHEREAS, the parties entered into a First Amendment to the Original Agreement on November 25, 2021 and entered into an Amended and Restated Business Combination Agreement on September 13, 2021 and a Second Amended and Restated Business Combination Agreement on October 7, 2021 (the "Second Amended and Restated Business Combination Agreement")

WHEREAS, the parties desire to amend the Second Amended and Restated Business Combination Agreement on the terms and conditions set forth herein (as amended, including by this First Amendment, the “Amended Second Amended and Restated Business Combination Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Second Amended and Restated Business Combination Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendment. The parties hereby agree to amend the Second Amended and Restated Business Combination Agreement as follows:

a. The tenth recital of the Second Amended and Restated Business Combination Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

WHEREAS, simultaneously with the execution and delivery of the Original Agreement, the Purchaser’s sponsor, Double Ventures Holdings Limited, a British Virgin Islands business company (“Sponsor”), Sherman Xiaoma Lu, Charlie Chunyi Hao, Navy Sail International Limited, a British Virgin Islands business company (collectively with the Sponsor, the “Primary Initial Shareholders”) entered into a letter agreement with the Purchaser and the Company, a copy of which is attached as Exhibit C hereto, which letter agreement was amended on November 12, 2021, to among other things add the Primary Seller and Pubco as parties thereto (as amended, the “Founder Share Letter”), pursuant to which the Primary Initial Shareholders have agreed to forfeit up to an aggregate of between zero and fifty percent (50%) of the Founder Shares (defined below) owned by the Primary Initial Shareholders, in the event that the Purchaser has less than One Hundred Million Dollars ($100,000,000) in cash and cash equivalents, including funds remaining in the Trust Account (defined below) (after giving effect to the completion and payment of the Redemption (defined below)) and the proceeds of any PIPE Investment (defined below) immediately prior to the Closing, with the full fifty percent (50%) of the Founder Shares being subject to forfeiture if such amount of cash and cash equivalents is Seventy Million Dollars ($70,000,000) or less;

b. Section 9.2(d) of the Second Amended and Restated Business Combination Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"Minimum Cash. Purchaser shall hold no less than One Hundred Ten Million Dollars ($110,000,000) in cash and cash equivalents, including funds remaining in the Trust Account (defined below) (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment immediately prior to the Closing and the principal amount of the 2021 Convertible Notes and the gross cash proceeds of any Equity Investment; provided however, that for the avoidance of doubt, to the extent that the investors referred to in clause 1(b)(ii) of the Founder Share Letter enter into forward share purchase agreements with Purchaser pursuant to which such investors have, inter alia, agreed to waive their right to redeem their Purchaser Ordinary Shares at the Closing, the value of such Purchaser Ordinary Shares remaining in the Trust Account immediately before the Closing (which such funds will be placed in escrow with Continental Stock Transfer and Trust pursuant to the forward share purchase agreements immediately following Closing) shall not count towards the One Hundred Ten Million Dollar ($110,000,000) minimum cash condition."

c. Section 10.1(b) of the Second Amended and Restated Business Combination Agreement shall be amended effective upon the effectiveness of the amendment to the Purchaser's amended and restated memorandum and articles of association to extend the date by which the Purchaser has to consummate a business combination from November 24, 2021 to February 24, 2022, by deleting Section 10.1(b) of the Second Amended and Restated Business Combination Agreement in its entirety and replacing it with the following:

(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived by February 24, 2022 (or such other date that Parties agree to in writing) (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, any Seller, Pubco or Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

2. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Second Amended and Restated Business Combination Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Second Amended and Restated Business Combination Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Agreement in the Second Amended and Restated Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Second Amended and Restated Business Combination Agreement, as amended by this First Amendment (or as the Second Amended and Restated Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Seconded Amended and Restated Business Combination Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Second Amended and Restated Business Combination Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Second Amended and Restated Business Combination Agreement shall, to the extent of such difference or inconsistency, be disregarded. This First Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Second Amended and Restated Business Combination Agreement, and, without limiting the foregoing, Sections 12.2 through 12.9, and 12.11 and 12.12 of the Second Amended and Restated Business Combination Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

{The remainder of this page is intentionally blank; the next page is the signature page.}

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

EAST STONE ACQUISITION CORPORATION

By:	/s/ Xiaoma (Sherman) Lu
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

[Additional Signatures on Following Page]

(Signature Page to First Amendment to Second Amended and Restated Business Combination Agreement)

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

Pubco:

JHD TECHNOLOGIES LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

Merger Sub:

YELLOW RIVER MERGERCO LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

The Primary Seller and Seller Representative:

YELLOW RIVER (CAYMAN) LIMITED

By:	/s/ Alan Martin Clingman
Name:	Alan Martin Clingman
Title:	Director

The Company:

JHD HOLDINGS (CAYMAN) LIMITED

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

[Additional Signatures on Following Page]

(Signature Page to First Amendment to Second Amended and Restated Business Combination Agreement)

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser Representative:

Navy Sail International Limited, solely in its capacity as the Purchaser Representative hereunder

/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

Sponsor:

DOUBLE VENTURES HOLDINGS Limited, solely with respect to Section 10.3 hereof in its capacity as the Sponsor hereunder

/s/ Chunyi (Charlie) Hao
Name:	Chunyi (Charlie) Hao
Title:	Director

(Signature Page to First Amendment to Second Amended and Restated Business Combination Agreement)